GPS device supply and terminal service agreement

Serial NO.: 200910251
Signed on: 25th, Oct. 2009

PartyA: Zhengzhou Shenyang Technology Co., Ltd.
PartyB: Xingyang Security Service Co., Ltd.

Regarding to the ZST vehicle embedded GPS device and service, Party A and Party B have agreed:

I.	Registration material.
1.
Party B should fill out and ensure the accuracy of the Subscriber Registration Form and number of devices, delivery date. Party B should inform Party A about all the changes in written form(fax) on a timely basis.

2.	Party A should treat the materials provided by Party B as confidentiality.

II.	Fees
1.	Model: SY-A601. Price per unit: 1,600 RMB Yuan(one year annual service fee included)
Total: 2,500 units.

2.	Party B should pay 4,000,000 RMB Yuan to Party A. The annual service fee is 200 RMB Yuan per year for each unit. Total: 500,000 RMB Yuan.
3.	Party B should pay the annual service fee at least one month in advance. If not, Party A would stop the after-sale service and call-in center service.

III.	System installation
1.	Party A shall assign its technical staff to conduct the debugging and installation activities for Party B according to its requirements. The service would be started on the installation day.
2.	Party A shall provide the installation and debugging service. Party B agreed to allow Party A conduct the installation and debugging activities in accordance with the user mannual.
3.	Party A shall provide the system operation training to Party B.

IV.	Warranty terms
1.	Party B may change the products within one month after purchase(term 2 excluded). Free maintenance for one year(12 months).
2.	During the free maintenance period, maintenance materials would be charged.
3.	Maintenance would be charged after the expiration of the free maintenance period.
4.	Exceptions of the replacement guarantee and free maintenance are as follows:
(1)	Service fee unpaid.
(2)	Due to Party B’s operational mistakes.
(3)	Unauthorized maintenance or modification.
(4)	Force of majeure.
5.	Party B shall pay the postage or delivery fee when apply for the maintenance or replancement.

V.	Roles and responsibilities
(1) Party A’s responsibility

1. Provide alarm/emergency related service to Party B when required.

2. Provide data search and printing service to 110/Party B when required. The information includes 1) basic information of vehicle; 2) tracks of the vehicle and solutions for the alarm/emergency condition.

3. Provide the position and vehicle condition information for subscribers or users.

(2) Party B’s responsibility

1. Party B shall have intimate knowledge of system operation and use method before application.

2. Party B shall operate the system strictly according to the User Operation Manual. Any losses caused by improper operation shall be born by Party B.

3. Before the operation of “controlling vehicle to stop”, Party B shall know the situation of controlled vehicle to avoid accident. Any losses herein shall be born by Party B.

4. Party B shall ensure secure password. Any losses caused by password disclosure shall be born by Party B.

5. Party B shall ensure that more than two contact persons or operation users listed on registered form can be informed.

6. Vehicles shall be parked within GPS mobile coverage scope, so as the mobile can be connected normally and the system is in early warning state.

7. As the vehicle number is specially used for location, Party B should not change SIM card or disclose to others without approval.

8. Party B shall ensure the vehicle mobile keeps enough amounts for normal operation, any losses caused by unavailable operation due to default charge shall be born by Party B.

9. With the intellectual circuit, the system can be regarded as automatic closing due to voltage deficiency while the vehicle battery voltage reduces to set level. Consequently, Party B shall start up the motor regularly to charge for the battery and ensure normal operation of system.

VI. Exemption clauses

Party A shall bear no responsibility for following results or losses:

1. GSM blind area, failure or short message losing and blocking;

2. GPS location blind area, default or failure.

3. Non-default problems, man-made destroy of GSM network and GPS system.

4. Improper installation and operation of Party B’s users (inc. Party B).

5. Improper registration of Party B.

6. Disconnection or default charge of Party B’s vehicle mobile phone.

7. Abnormal operation due to default battery voltage or other failures of Party B’s vehicle.

8. No entry into early warning of Party B’s vehicle.

9. Password or other materials disclosure taken by Party B’s system users (inc. Party B).

10. Vehicle terminal opening or SIM card changing made by Party B without approval.

11. Vehicle lost of Party B.

VII. Delivery

1. After signing the contract, Party A shall provide the delivered goods requested by the contract for installation and commissioning at any time.

2. Each delivery shall be confirmed through Party B’s telephone, fax and email. Generally delivery terms for the annual, quarterly and monthly contract should not respectively exceed 80, 20 and 7 days.

VIII. This contract is in duplicate and shall be effective since signed by both parties. Any disputes occurred during the contract performance, both parties shall discuss for solution. If failed, both parties shall bring the disputes to local people’s court of delivered unit for settlement.

Party A (seal): Jia Qingsong	Party B (seal or signature): Huang Jian Xu
Date:	Date: